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                                   Exhibit 21


                           SUBSIDIARIES OF REGISTRANT



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
Name of Subsidiary                                                                   State of Incorporation
------------------                                                                   ----------------------
Krause's Custom Crafted Furniture Corp.                                              California
(business operated under the names
 "Krause's Custom Crafted Furniture Corp." , "Krause's Sofa Factory",
    "Sofa Factory",  and "Castro Convertibles")

KMC Enterprises, Inc.                                                                Delaware
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